                                                                  EXHIBIT (g)(1)

INDEPENDENT AUDITOR' REPORT

The Board of Directors and Shareholders,
Merrill Lynch Senior Floating Rate Fund II, Inc.:

We have audited the accompanying statement of assets and liabilities, including the schedule of investments, of Merrill Lynch Senior Floating Rate Fund II, Inc. as of August 31, 1999, the related statements of operations and changes in net assets, and the financial highlights for the period March 26, 1999 (commencement of operations) to August 31, 1999. These financial statements and the financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and the financial highlights based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and the financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned at August 31, 1999 by correspondence with the custodian and financial intermediaries or other alternative procedures. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such financial statements and financial highlights present fairly, in all material respects, the financial position of Merrill Lynch Senior Floating Rate Fund II, Inc. as of August 31, 1999, the results of its operations, the changes in its net assets, and the financial highlights for the period March 26, 1999 (commencement of operations) to August 31, 1999 in conformity with generally accepted accounting principles.

Deloitte & Touche LLP
Princeton, New Jersey
October 19, 1999

SCHEDULE OF INVESTMENTS

                 S&P    Moody's      Face                Senior Secured                                          Value
Industries      Rating   Rating     Amount       Floating Rate Loan Interests*                    Cost         (Note 1a)
Aircraft &        B+      Ba3    $  875,141  Fairchild Semiconductors Corp., Term, due
Parts--0.4%                                  4/30/2006                                      $      873,458  $      877,876

Amusement         NR++    NR++    5,000,000  SFX Entertainment Inc., Term B, due
Recreational                                 6/30/2006                                           4,968,794       4,965,625
Services--2.2%

Automotive        B+      Ba3     2,750,000  Accuride Corp., Term C, due 1/21/2007               2,743,370       2,749,175
Equipment--6.4%   NR++    NR++      500,000  Americanbump, Term B, due 10/31/2002                  498,832         500,469
                                             Collins & Aikman Corp.:
                  BB-     Ba3     2,460,000    Term B, due 6/30/2005                             2,466,150       2,448,212
                  BB-     Ba3     1,500,000    Term C, due 12/31/2005                            1,496,378       1,495,312
                                             Mueller Industries Inc.:
                  NR++    NR++    2,500,000    Term B, due 8/16/2006                             2,496,879       2,504,687
                  NR++    NR++    2,500,000    Term C, due 8/16/2007                             2,496,879       2,504,687
                                             Safelite Glass Corp.:
                  BB-     B1      1,250,000    Term B, due 12/23/2003                            1,250,000       1,243,750
                  BB-     B1      1,250,000    Term C, due 12/23/2004                            1,250,000       1,243,750
                                                                                            --------------  --------------
                                                                                                14,698,488      14,690,042

Broadcasting      NR++    NR++    4,000,000  Benedek Broadcasting, Term B, due 11/20/2007        3,994,099       3,995,000
Radio &                                      Chancellor Media Corp.:
Television--4.1%  BB-     Ba1     1,061,798    Revolving Credit, due 1/31/2003                   1,061,797       1,045,871
                  BB-     Ba1       444,965    Term, due 6/26/2004                                 426,732         443,760
                                             Cumulus Media:
                  NR++    B1      1,800,000    Term B, due 9/30/2007                             1,795,500       1,795,500
                  NR++    B1      1,200,000    Term C, due 2/28/2008                             1,197,000       1,197,000
                  NR++    NR++    1,000,000  Quoram Broadcasting, Term B, due 9/30/2007            997,571       1,001,250
                                                                                            --------------  --------------
                                                                                                 9,472,699       9,478,381

Building          NR++    B1      2,400,000  Juno Lighting Inc., Term B, due 6/29/2006           2,394,105       2,403,000
Materials--1.9%   NR++    B1      2,000,000  Trussway Industries, Term B, due 7/08/2005          1,990,148       2,000,000
                                                                                            --------------  --------------
                                                                                                 4,384,253       4,403,000

Business          NR++    NR++    3,000,000  Muzak Audio, Term B, due 12/31/2006                 2,992,594       3,007,500
Services--1.3%

Cable             BB-     Ba1     5,000,000  Charter Communications, Term B, due
Television                                   3/18/2008                                           5,000,000       4,993,125
Services--7.0%    BB-     B1      6,000,000  Classic Cable Inc., Term B, due 1/31/2008           5,992,554       5,996,250
                  NR++    NR++    5,000,000  TW Fanch-One Co., Term B, due 12/31/2007            5,031,250       5,006,250
                                                                                            --------------  --------------
                                                                                                16,023,804      15,995,625

Chemicals--6.6%                              Huntsman ICI Chemicals LLC:
                  NR++    Ba3     5,000,000    Term B, due 6/30/2007                             4,972,744       5,016,665
                  NR++    Ba3     5,000,000    Term C, due 6/30/2008                             4,972,705       5,016,665
                  NR++    Ba3     4,987,500  Lyondell Petrochemical Co., Term E, due
                                             5/17/2006                                           4,981,447       5,007,241
                                                                                            --------------  --------------
                                                                                                14,926,896      15,040,571

Computer                                     Bridge Information:
Related           NR++    NR++    2,500,000    Term, due 7/07/2003                               2,498,780       2,489,845
Products--3.3%    NR++    NR++    5,000,000    Term B, due 5/29/2005                             5,008,769       5,003,126
                                                                                            --------------  --------------
                                                                                                 7,507,549       7,492,971

Diversified       BB      Ba3     4,987,437  SPX Corporation, Term B, due 9/30/2006              5,024,843       5,018,609
--2.2%

Merrill Lynch Senior Floating Rate Fund II, Inc.
                                                                                                           August 31, 1999


SCHEDULE OF INVESTMENTS (continued)

                 S&P    Moody's      Face                Senior Secured                                          Value
Industries      Rating   Rating     Amount       Floating Rate Loan Interests*                    Cost         (Note 1a)
Drilling--1.7%                               Key Energy Services Inc.:
                  NR++    B1     $2,100,000    Revolving Credit, due 9/14/2003              $    2,100,000  $    2,026,500
                  B-      B1      2,000,000    Term B, due 9/14/2004                             1,975,641       1,985,000
                                                                                            --------------  --------------
                                                                                                 4,075,641       4,011,500

Drug/             B+      B1      2,462,500  Duane Reade Co., Term B, due 2/15/2005              2,458,111       2,463,012
Proprietary
Stores--1.1%

Electronics/      B+      B1      1,996,000  DD Inc. Term B, due 4/22/2005                       1,967,966       1,916,160
Electrical        NR++    NR++    3,000,000  Intersil Corp., Term B, due 6/30/2005               2,988,815       3,000,000
Components                                   Semiconductor:
--6.9%            BB-     Ba3     1,444,444    Term B, due 8/04/2005                             1,440,867       1,442,188
                  BB-     Ba3     1,555,556    Term C, due 8/04/2007                             1,551,691       1,553,126
                  B+      Ba3     4,839,175  Superior Telecom, Term A, due 5/27/2004             4,839,175       4,839,930
                  B+      B2      3,000,000  ViaSystems Inc., Term C, due 6/30/2005              2,977,704       2,988,750
                                                                                            --------------  --------------
                                                                                                15,766,218      15,740,154

Energy--0.2%      NR++    NR++      500,000  Plains Scurlock, Term B, due 5/12/2004                497,571         498,906

Environmental                                URS Corporation:
Services--0.9%    BB      Ba3     1,000,000    Term B, due 6/09/2006                               999,018       1,005,000
                  BB      Ba3     1,000,000    Term C, due 6/09/2007                               999,014       1,005,000
                                                                                            --------------  --------------
                                                                                                 1,998,032       2,010,000

Food & Kindred                               Specialty Foods, Inc.:
Products--0.9%    NR++    B3        734,114    Revolving Credit, due 1/31/2000                     731,783         732,738
                  NR++    B3      1,259,365    Term, due 1/31/2000                               1,255,358       1,257,003
                                                                                            --------------  --------------
                                                                                                 1,987,141       1,989,741

Grocery--1.7%     B       B2      4,000,000  Grand Union Co., Term, due 8/17/2003                4,007,500       3,990,000

Hotels &          NR++    Ba1     5,000,000  Starwood Hotels & Resorts Trust, Term, due
Motels--4.8%                                 2/23/2003                                           5,000,000       5,001,040
                                             Wyndam International, Inc.:
                  B+      B3      2,000,000    Term, due 6/30/2004                               1,990,271       1,988,126
                  B+      B3      4,000,000    Term, due 6/30/2006                               3,990,175       3,979,376
                                                                                            --------------  --------------
                                                                                                10,980,446      10,968,542

Leasing &         BB-     B1      2,000,000  Anthony Crane, Term, due 7/30/2006                  1,995,025       1,980,000
Rental                                       Avis Rent A Car Inc.:
Services--4.3%    BB+     Ba3     2,500,000    Term B, due 6/30/2006                             2,493,861       2,481,250
                  BB+     B3      2,500,000    Term C, due 6/30/2007                             2,493,842       2,482,813
                  NR++    Ba3     3,000,000  Nationsrent, Term B, due 7/20/2006                  2,992,574       3,000,939
                                                                                            --------------  --------------
                                                                                                 9,975,302       9,945,002

Manufacturing--   NR++    B1      4,180,000  Terex Corp., Term C, due 2/05/2006                  4,175,747       4,182,612
3.1%                                         Thermadyne:
                  NR++    B1      1,485,000    Term B, due 5/22/2005                             1,488,713       1,480,824
                  NR++    B1      1,485,000    Term C, due 5/22/2006                             1,488,713       1,480,824
                                                                                            --------------  --------------
                                                                                                 7,153,173       7,144,260

Medical           B+      B1      2,000,000  Hanger Orthopedic Group Inc., Term B, due
Equipment--0.9%                              12/30/2006                                          1,995,079       2,005,626

Metals & Mining   NR++    NR++    1,000,000  AEI Resources Inc., Term B, due 12/31/2004            992,752         987,500
--1.7%            NR++    Ba3     2,989,907  UCAR Global Enterprises, Term B, due
                                             12/31/2002                                          2,997,382       2,997,382
                                                                                            --------------  --------------
                                                                                                 3,990,134       3,984,882

Merrill Lynch Senior Floating Rate Fund II, Inc.
                                                                                                           August 31, 1999


SCHEDULE OF INVESTMENTS (continued)

                 S&P    Moody's      Face                Senior Secured                                            Value
Industries      Rating   Rating     Amount       Floating Rate Loan Interests*                      Cost         (Note 1a)
Packaging--2.0%                              Packaging Corp.:
                  BB      Ba3   $ 2,324,380    Term B, due 4/12/2007                        $    2,310,497  $    2,332,734
                  BB      Ba3     2,324,380    Term C, due 4/12/2008                             2,310,455       2,334,550
                                                                                            --------------  --------------
                                                                                                 4,620,952       4,667,284

Paper--2.1%       B+      Ba3     2,487,500  Jefferson Smurfit Company/Container Corp. of
                                             America, Term B, due 3/24/2006                      2,487,500       2,491,388
                  NR++    Ba3     2,396,930  Stone Container Corp., Term E, due 10/01/2003       2,396,930       2,399,927
                                                                                            --------------  --------------
                                                                                                 4,884,430       4,891,315

Pharmaceuticals                              Dade Behring Inc.:
--1.1%            B+      Ba3     1,250,000    Term B, due 6/30/2006                             1,243,862       1,254,166
                  B+      Ba3     1,250,000    Term C, due 6/30/2007                             1,243,843       1,254,166
                                                                                            --------------  --------------
                                                                                                 2,487,705       2,508,332

Printing &        B+      Ba3     2,000,000  Advanstar Co., Term C, due 6/30/2007                1,997,025       2,000,000
Publishing        NR++    Ba3     1,240,027  Penton Media, Term B, due 5/31/2006                 1,238,520       1,240,544
--1.8%            B+      B1      1,000,000  Reiman Publications, Term, due 12/01/2005           1,005,000       1,002,292
                                                                                            --------------  --------------
                                                                                                 4,240,545       4,242,836

Property          NR++    Ba1     3,000,000  Prison Realty Trust Inc., Term C, due
Management                                   12/31/2002                                          2,981,655       2,987,499
--1.3%

Transportation    NR++    Ba2     2,000,000  Transport Manufacturing, Term B, due
--Services                                   6/15/2006                                           1,995,144       2,000,000
--2.2%            NR++    Ba3     2,985,804  Travel Centers of America Inc., Term B,
                                             due 3/27/2005                                       2,981,380       2,998,246
                                                                                            --------------  --------------
                                                                                                 4,976,524       4,998,246

Waste                                        Allied Waste:
Management--      BBB-    Ba3     2,272,727    Term B, due 6/30/2006                             2,259,851       2,256,984
2.2%              BBB-    Ba3     2,727,273    Term C, due 6/30/2007                             2,711,796       2,708,806
                                                                                            --------------  --------------
                                                                                                 4,971,647       4,965,790

Wired             BB      Ba2     1,500,000  Global Crossing Holding Ltd., Term B, due
Telecommunica-                               7/02/2007                                           1,496,263       1,491,562
tions--0.6%

Wireless          B       B2      4,466,250  Centennial Cellular Operating Co., Term C,
Telecommunica-                               due 11/30/2007                                      4,459,602       4,482,418
tions--9.8%                                  Dobson Sygnet:
                  NR++    NR++    2,000,000    Term B, due 3/23/2007                             2,000,000       2,001,666
                  NR++    NR++    2,000,000    Term C, due 12/23/2007                            2,000,000       2,005,416
                  B       Ba3     2,000,000  Nextel Communications Inc., Term C, due
                                             3/31/2007                                           2,000,000       1,998,750
                  NR++    B2      5,989,337  Omnipoint Communications Corp., Term C,
                                             due 2/17/2006                                       5,928,233       5,931,941
                  NR++    NR++    5,000,000  PowerTel PCS, Inc., Term B, due 2/06/2003           4,997,096       4,964,065
                  NR++    B2      1,000,000  Tritel Holdings, Term B, due 12/31/2007               987,886         998,958
                                                                                            --------------  --------------
                                                                                                22,372,817      22,383,214

                                             Total Senior Secured Floating Rate
                                             Loan Interests--86.7%                             198,790,264     198,857,903

Merrill Lynch Senior Floating Rate Fund II, Inc.
                                                                                                           August 31, 1999


SCHEDULE OF INVESTMENTS (concluded)

                                     Face                                                                          Value
                                    Amount           Short-Term Securities                          Cost         (Note 1a)
Commercial Paper**--5.2%        $ 6,991,000  General Motors Acceptance Corp., 5.56% due
                                             9/01/1999                                      $    6,991,000  $    6,991,000
                                  5,000,000  Rank Xerox Capital, 5.20% due 9/09/1999             4,994,222       4,994,222
                                                                                            --------------  --------------
                                                                                                11,985,222      11,985,222


US Government Agency              6,000,000  Federal Home Loan Mortgage Corporation
Obligations**--5.9%                          Participation Certificates, 5.04% due 9/09/1999     5,993,280       5,993,280
                                             Federal National Mortgage Association:
                                  5,000,000    5.16% due 9/13/1999                               4,991,400       4,991,400
                                  2,500,000    5.20% due 9/17/1999                               2,494,222       2,494,222
                                                                                            --------------  --------------
                                                                                                13,478,902      13,478,902

                                             Total Short-Term Securities--11.1%                 25,464,124      25,464,124

Total Investments--97.8%                                                                    $  224,254,388     224,322,027
                                                                                            ==============
Other Assets Less Liabilities--2.2%                                                                              5,103,678
                                                                                                            --------------
Net Assets--100.0%                                                                                          $  229,425,705
                                                                                                            ==============

++Not Rated.
 *The interest rates on senior secured floating rate loan interests are subject to change periodically based on the change in the prime rate of a US Bank, LIBOR (London Interbank Offered Rate), or, in some cases, another base lending rate.
**Commercial Paper and certain US Government Agency Obligations are traded on a discount basis; the interest rates shown reflect the discount rates paid at the time of purchase by the Fund.
  Ratings of issues shown have not been audited by Deloitte & Touche
  LLP.


See Notes to Financial Statements.

Merrill Lynch Senior Floating Rate Fund II, Inc.
                                                                                                         August 31, 1999


FINANCIAL INFORMATION

Statement of Assets and Liabilities as of August 31, 1999
Assets:             Investments, at value (identified cost--$224,254,388) (Note 1b)                      $   224,322,027
                    Cash                                                                                          40,208
                    Receivables:
                      Capital shares sold                                               $     4,237,701
                      Interest                                                                1,393,368
                      Principal paydowns                                                          5,025
                      Commitment fees                                                             1,698        5,637,792
                                                                                        ---------------
                    Prepaid registration fees and other assets (Note 1f)                                         187,452
                                                                                                         ---------------
                    Total assets                                                                             230,187,479
                                                                                                         ---------------

Liabilities:        Payables:
                      Dividends to shareholders (Note 1g)                                       363,942
                      Administrator (Note 2)                                                     69,954
                      Investment adviser (Note 2)                                                25,403          459,299
                                                                                        ---------------
                    Deferred income (Note 1e)                                                                     59,186
                    Accrued expenses and other liabilities                                                       243,289
                                                                                                         ---------------
                    Total liabilities                                                                            761,774
                                                                                                         ---------------

Net Assets:         Net assets                                                                           $   229,425,705
                                                                                                         ===============

Net Assets          Common Stock, par value $.10 per share; 1,000,000,000 shares
Consist of:         authorized                                                                           $     2,292,476
                    Paid-in capital in excess of par                                                         227,088,500
                    Accumulated realized capital losses on investments--net (Note 6)                              (5,039)
                    Unrealized appreciation on investments--net                                                   49,768

                    Net Assets--Equivalent to $10.01 per share based on shares of
                    22,924,759 capital stock outstanding                                                 $   229,425,705
                                                                                                         ===============

                    See Notes to Financial Statements.

Merrill Lynch Senior Floating Rate Fund II, Inc.
                                                                                                        August 31, 1999


FINANCIAL INFORMATION (continued)

Statement of Operations

                                                                                                         For the Period
                                                                                                         March 26, 1999++
                                                                                                        to August 31, 1999
Investment Income   Interest and discount earned                                                          $     4,815,971
(Note 1e):          Facility and other fees                                                                         6,651
                                                                                                          ---------------
                    Total income                                                                                4,822,622
                                                                                                          ---------------

Expenses:           Investment advisory fees (Note 2)                                   $       625,622
                    Administrative fees (Note 2)                                                263,423
                    Professional fees                                                            48,457
                    Registration fees (Note 1f)                                                  40,404
                    Assignment fees                                                              38,942
                    Accounting services (Note 2)                                                 28,048
                    Printing and shareholder reports                                             25,000
                    Directors' fees and expenses                                                 23,639
                    Transfer agent fees (Note 2)                                                 21,329
                    Tender offer costs (Note 7)                                                  19,620
                    Custodian fees                                                               10,600
                    Other                                                                        19,891
                                                                                        ---------------
                    Total expenses before reimbursement                                       1,164,975
                    Reimbursement of expenses (Note 2)                                         (802,357)
                                                                                        ---------------
                    Total expenses after reimbursement                                                            362,618
                                                                                                          ---------------
                    Investment income--net                                                                      4,460,004
                                                                                                          ---------------

Realized &          Realized loss on investments--net                                                              (5,039)
Unrealized Gain     Unrealized appreciation on investments--net                                                    49,768
(Loss) on                                                                                                 ---------------
Investments--Net    Net Increase in Net Assets Resulting from Operations                                  $     4,504,733
(Notes 1c,                                                                                                ===============
1e & 3):

                  ++Commencement of operations.

                    See Notes to Financial Statements.

Merrill Lynch Senior Floating Rate Fund II, Inc.
                                                                                                        August 31, 1999


FINANCIAL INFORMATION (continued)

Statement of Changes in Net Assets

                                                                                                        For the Period
                                                                                                        March 26, 1999++
Increase (Decrease) in Net Assets:                                                                     to August 31, 1999
Operations:         Investment income--net                                                               $     4,460,004
                    Realized loss on investments--net                                                             (5,039)
                    Unrealized appreciation on investments--net                                                   49,768
                                                                                                         ---------------
                    Net increase in net assets resulting from operations                                       4,504,733
                                                                                                         ---------------

Dividends to        Investment income--net                                                                    (4,460,004)
Shareholders                                                                                             ---------------
(Note 1g):          Net decrease in net assets resulting from dividends to shareholders                       (4,460,004)
                                                                                                         ---------------

Capital Share       Net increase in net assets resulting from capital share transactions                     229,280,976
Transactions                                                                                             ---------------
(Note 4):

Net Assets:         Total increase in net assets                                                             229,325,705
                    Beginning of period                                                                          100,000
                                                                                                         ---------------
                    End of period                                                                        $   229,425,705
                                                                                                         ===============

                  ++Commencement of operations.

                    See Notes to Financial Statements.

Merrill Lynch Senior Floating Rate Fund II, Inc.
                                                                                                        August 31, 1999


FINANCIAL INFORMATION (concluded)

Financial Highlights

The following per share data and ratios have been derived
from information provided in the financial statements                                                    For the Period
                                                                                                        March 26, 1999++
Increase (Decrease) in Net Assets:                                                                     to August 31, 1999
Per Share           Net asset value, beginning of period                                                 $         10.00
Operating                                                                                                ---------------
Performance:        Investment income--net                                                                           .27
                    Realized and unrealized gain on investments--net                                                 .01
                                                                                                         ---------------
                    Total from investment operations                                                                 .28
                                                                                                         ---------------
                    Less dividends from investment income--net                                                      (.27)
                                                                                                         ---------------
                    Net asset value, end of period                                                       $         10.01
                                                                                                         ===============

Total Investment    Based on net asset value per share                                                             3.02%+++
Return:**                                                                                                ===============

Ratio to Average    Expenses, net of reimbursement                                                                  .55%*
Net Assets:                                                                                              ===============
                    Expenses                                                                                       1.77%*
                                                                                                         ===============
                    Investment income--net                                                                         6.77%*
                                                                                                         ===============

Supplemental        Net assets, end of period (in millions)                                              $           229
Data:                                                                                                    ===============
                    Portfolio turnover                                                                            28.49%
                                                                                                         ===============

  *Annualized.
 **Total investment returns exclude the early withdrawal charge, if any. The Fund is a continuously offered closed-end fund, the shares of which are offered at net asset value. Therefore, no separate market exists.
 ++Commencement of operations.
+++Aggregrate total investment return.

                    See Notes to Financial Statements.

Merrill Lynch Senior Floating Rate Fund II, Inc.
                                                                 August 31, 1999


NOTES TO FINANCIAL STATEMENTS

1. Significant Accounting Policies:
Merrill Lynch Senior Floating Rate Fund II, Inc. (the "Fund") is registered under the Investment Company Act of 1940 as a continuously offered, non-diversified, closed-end management investment company. The Fund's financial statements are prepared in accordance with generally accepted accounting principles, which may require the use of management accruals and estimates. Prior to commencement of operations on March 26, 1999, the Fund had no operation other than those relating to organizational matters and the issuance of 10,000 shares of Common Stock to Merrill Lynch Asset Management, L.P. ("MLAM") for $100,000 on March 19, 1999.

(a) Loan participation interests--The Fund invests in senior secured floating rate loan interests ("Loan Interests") with collateral having a market value, at time of acquisition by the Fund, which Fund management believes equals or exceeds the principal amount of the corporate loan. The Fund may invest up to 20% of its total assets in loans made on an unsecured basis. Depending on how the loan was acquired, the Fund will regard the issuer as including the corporate borrower along with an agent bank for the syndicate of lenders and any intermediary of the Fund's investment. Because agents and intermediaries are primarily commercial banks, the Fund's investment in corporate loans at August 31, 1999 could be considered to be concentrated in commercial banking.

(b) Valuation of investments--Loan Interests will be valued in accordance with guidelines established by the Board of Directors. Until July 9, 1999, Loan Interests for which an active secondary market exists and for which the Investment Adviser can obtain at least two quotations from banks or dealers in Loan Interests were valued by calculating the mean of the last available bid and asked prices in the markets for such Loan Interests, and then using the mean of those two means. If only one quote for a particular Loan Interest was available, such Loan Interest were valued on the basis of the mean of the last available bid and asked prices in the market. As of July 12, 1999, pursuant to the approval of the Board of Directors, the Loan Interests are valued at the mean between the last available bid and asked prices from one or more brokers or dealers as obtained from Loan Pricing Corporation. For Loan Interests for which an active secondary market does not exist to a reliable degree in the opinion of the Investment Adviser, such Loan Interests will be valued by the Investment Adviser at fair value, which is intended to approximate market value.

Other portfolio securities may be valued on the basis of prices furnished by one or more pricing services, which determine prices for normal, institutional-size trading units of such securities using market information, transactions for comparable securities and various relationships between securities that are generally recognized by institutional traders. In certain circumstances, portfolio securities are valued at the last sale price on the exchange that is the primary market for such securities, or the last quoted bid price for those securities for which the over-the-counter market is the primary market or for listed securities in which there were no sales during the day. Short-term securities with remaining maturities of sixty days or less are valued at amortized cost, which approximates market value. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Board of Directors of the Fund.

(c) Derivative financial instruments--The Fund may engage in various portfolio strategies to seek to increase its return by hedging its portfolio against adverse movements in the debt markets. Losses may arise due to changes in the value of the contract or if the counterparty does not perform under the contract.

* Interest rate transactions--The Fund is authorized to enter into interest rate swaps and purchase or sell interest rate caps and floors. In an interest rate swap, the Fund exchanges with another party their respective commitments to pay or receive interest on a specified notional principal amount. The purchase of an interest rate cap (or floor) entitles the purchaser, to the extent that a specified index exceeds (or falls below) a predetermined interest rate, to receive payments of interest equal to the difference between the index and the predetermined rate on a notional principal amount from the party selling such interest rate cap (or floor).

(d) Income taxes--It is the Fund's policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute substantially all of its taxable income to its shareholders. Therefore, no Federal income tax provision is required.





NOTES TO FINANCIAL STATMENTS (concluded)

(e) Security transactions and investment income--Security transactions are recorded on the dates the transactions are entered into (the trade dates). Interest is recognized on the accrual basis. Realized gains and losses on security transactions are determined on the identified cost basis. Facility fees are accreted into income over the term of the related loan.

(f) Prepaid registration fees--Prepaid registration fees are charged to expense as the related shares are issued.

(g) Dividends and distributions--Dividends from net investment income are declared daily and paid monthly. Distributions of capital gains are recorded on the ex-dividend dates.

2. Investment Advisory and Administrative
Services Agreement and Transactions with Affiliates:
The Fund has entered into an Investment Advisory Agreement with MLAM. The general partner of MLAM is Princeton Services, Inc.
("PSI"), an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc. ("ML & Co."), which is the limited partner.

MLAM is responsible for the management of the Fund's portfolio and provides the necessary personnel, facilities, equipment and certain other services necessary to perform this investment advisory function. For such services, the Fund pays a monthly fee at an annual rate of .95% of the Fund's average daily net assets. For the period March 26, 1999 to August 31, 1999, MLAM earned fees of $625,622, of which $600,717 was voluntarily waived. FAM also reimbursed the Fund for additional expenses of $201,640.

The Fund also has an Administrative Services Agreement with MLAM whereby MLAM will receive a fee equal to an annual rate of .40% of the Fund's average daily net assets on a monthly basis, in return for the performance of administrative services (other than investment advice and related portfolio activities) necessary for the operation of the Fund.

For the period March 26, 1999 to August 31, 1999, Merrill Lynch Funds Distributor ("MLFD"), a division of Princeton Funds Distributor, Inc. ("PFD"), a wholly-owned subsidiary of Merrill Lynch Group, Inc. earned early withdrawal charges of $30,210 relating to the tender of the Fund's shares.

Financial Data Services, Inc. ("FDS"), a wholly-owned subsidiary of ML & Co., is the Fund's transfer agent.

Accounting services are provided to the Fund by MLAM at cost.

Certain officers and/or directors of the Fund are officers and/or directors of MLAM, PSI, FDS, PFD, and/or ML & Co.


3. Investments:
Purchases and sales of investments, excluding short-term securities, for the period March 26, 1999 to August 31, 1999 were $226,865,887 and $28,087,975, respectively.

Net realized losses for the period March 26, 1999 to August 31, 1999 and net unrealized gains as of August 31, 1999 were as follows:

                                     Realized     Unrealized
                                      Losses        Gains
Long-term investments             $    (2,942)   $     67,639
Short-term investments                 (2,097)             --
Unfunded loan interests                    --         (17,871)
                                  -----------    ------------
Total                             $    (5,039)   $     49,768
                                  ===========    ============

As of August 31, 1999, net unrealized appreciation for financial reporting and Federal income tax purposes aggregated $67,639, of which $484,540 is related to appreciated securities and $416,901 is related to depreciated securities. The aggregate cost of investments at August 31, 1999 for Federal income tax purposes was $224,254,388.


4. Capital Share Transactions:

Transactions in capital shares were as follows:

For the Period March 26, 1999++                     Dollar
to August 31, 1999                    Shares        Amount
Shares sold                        23,185,920   $231,994,651
Shares issued to share-
holders in reinvestment
of dividends                          204,831      2,051,012
                                 ------------   ------------
Total issued                       23,390,751    234,045,663
Shares tendered                      (475,992)    (4,764,687)
                                 ------------   ------------
Net increase                       22,914,759   $229,280,976
                                 ============   ============

++Prior to March 26, 1999 (commencement of operations), the Fund issued 10,000 shares to MLAM for $100,000.


5. Unfunded Loan Interests:
As of August 31, 1999, the Fund had unfunded loan commitments of $10,789,150, which would be extended at the option of the borrower, pursuant to the following loan agreements:

                                                   Unfunded
                                                  Commitment
Borrower                                        (in thousands)
Chancellor Media Corp.                              $ 1,555
Key Energy Services Inc.                              3,500
Speciality Foods, Inc.                                  734
Terex Corp.                                           5,000

6. Capital Loss Carryforward:
At August 31, 1999, the Fund had a net capital loss carryforward of approximately $5,000, all of which expires in 2007. This amount will be available to offset like amounts of any future taxable gains.

7. Subsequent Event:
The Fund began a quarterly tender offer on September 21, 1999 which concludes on October 19, 1999.